Exhibit 99.1

CBTX, Inc. Reports Third Quarter Financial Results

Houston, Texas, December  14, 2017-- CBTX, Inc.  (the “Company”) (NASDAQ:CBTX), the bank holding company for CommunityBank of Texas N.A., today announced the results for the quarter ended September 30, 2017. The Company reported net income of $10.0 million, or $0.45 per diluted share, for the quarter ended September 30, 2017, compared to $6.8 million, or $0.31 per diluted share, for the quarter ended September 30, 2016 and $8.7 million, or $0.39 per diluted share, for the quarter ended June 30, 2017.

Highlights

•Increased total deposits by $38.8 million to $2.6 billion compared to second quarter 2017.

•Improved efficiency ratio of 60.7%, compared to 62.8% for second quarter 2017.

•Credit measures remain strong.

•Completed successful initial public offering on November 10, 2017.

CBTX, Inc. Chairman and Chief Executive Officer Robert R. Franklin Jr. commented, “We are very pleased to have recently completed our initial public offering of 2.76 million shares of our common stock, generating net proceeds of approximately $64.5 million. We are gratified for the strong investor support received during the IPO process and enthusiastic about the quality of our new shareholders.”

Operating Results:

Net Interest Income

•Net interest income was $27.3 million for third quarter 2017, compared to $25.5 million for third quarter 2016 and $26.5 million for second quarter 2017. The increase in net interest income in third quarter 2017 from third quarter 2016 and second quarter 2017 was due to increased average interest-earning asset balances resulting from organic growth and increased average yields for our loan portfolio.

•The average balance of total interest-earning assets was $2.7  billion at September 30, 2017, an increase of $61.9 million compared to September 30, 2016 and $46.1 million compared to June 30, 2017.

•The yield on interest-earning assets was 4.32% for third quarter 2017 compared to 4.16% for third quarter 2016 and 4.32% for second quarter 2017. The increase from the prior year quarter is primarily due to an increase in loan yield.

•The cost of interest-bearing liabilities, including borrowings, was 0.60% for third quarter 2017 compared to 0.57% for third quarter 2016 and 0.58% for second quarter 2017. The increase from the prior year and linked quarter is primarily due to higher rates on certificates of deposit.

•The net interest margin was 3.98% for third quarter 2017 compared to 3.83% for third quarter 2016 and 3.99% for second quarter 2017.

Noninterest Income

•Noninterest income increased $535 thousand for third quarter 2017, compared to third quarter 2016 and $560 thousand compared to second quarter 2017. The increase in the third quarter 2017 primarily reflects an increase in net gains on sale of assets due to settlement of a legal matter related to one of our branches and the sale of certain assets of our branches in Huffman and Deweyville.

Noninterest Expense

•Total noninterest expense increased $987 thousand compared to third quarter 2016 and increased $158 thousand compared to second quarter 2017.

•The increase in noninterest expense compared to third quarter 2016 is due primarily to increases of $832 thousand in salaries and employee benefits and  $242 thousand in repossessed real estate and other asset expense.

•The increase from the linked quarter is primarily related to increases of $530 thousand in salaries and employee benefits, $255 thousand in repossessed real estate and other asset expense, partially offset by a decrease of $242 thousand in advertising, marketing and business development expenses.

Provision (Recapture) for Loan Losses

•Provision for loan loss was a recapture of $1.7 million for third quarter 2017, a decrease of $2.9 million and $960 thousand,  respectively compared to a provision of $1.2 million for third quarter 2016 and a recovery of $694 thousand for second quarter 2017. The recaptures in third and second quarter 2017 are primarily the result of pay-offs of certain classified and problem loans, which resulted in a decrease in their related allowance for loan losses.

•The allowance for loan losses was $23.8 million, or 1.08% of total loans, at September 30, 2017, compared to $27.1 million, or 1.25% of total loans at September 30, 2016 and compared to $25.2 million, or 1.15% of total loans, at June 30, 2017. These changes are primarily the result of the recaptures mentioned above.

Income Taxes

•Income tax expense was  $3.9 million for third quarter 2017, $3.0 million for third quarter 2016 and $3.2 million for second quarter 2017. The effective tax rates were 28.11% for third quarter 2017, 30.90% for third quarter 2016 and 26.76% for second quarter 2017. The lower tax rate in second quarter 2017 was due to true-ups and return to provision adjustments booked in that quarter.

Balance  Sheet Highlights:

Loans

•Total net loans were $2.2 million at September 30, 2017. Total net loans increased $33.5 million from September 30, 2016 to September 30, 2017, resulted from a $30.7 million increase in commercial and industrial loans, a $16.5 million increase in real estate loans and a $17.9 million decrease in other loans.

•The increase in total net loans of $8.5 million from June 30, 2017 to September 30, 2017 resulted from a $13.8 million increase in commercial and industrial loans, a $532,000 decrease in real estate loans and a $6.1 million decrease in other loans.

Asset Quality

•Nonperforming assets were  $9.7 million, or 0.33% of total assets at September 30, 2017,  $9.7 million, or 0.33% of total assets at June 30, 2017 and $13.9 million, or 0.47% of total assets at September 30, 2016.

•Nonperforming loans were  $8.6  million, or 0.39% of total loans at September 30, 2017, $8.3  million, or 0.38% of total loans at June 30, 2017 and $11.4 million, or 0.52% of total loans at September 30, 2016.

•The decrease in nonperforming assets and loans from September 30, 2016 to September 30, 2017 was primarily due to pay-offs, charge-offs and improvements in overall asset quality.

•Annualized net charge-offs (recoveries) to average loans was (0.04)% for third quarter 2017, 0.00% for second quarter 2017 and 0.16% for third quarter 2016. The recaptures in third quarter 2017 are primarily the result of pay-offs of certain classified and problem loans.

Deposits and Borrowings

•Total deposits were $2.6 billion at September 30, 2017 compared to $2.5 billion at June 30, 2017 and $2.5  billion at September 30, 2016. The increase from the prior year is primarily due to organic growth.

•Total borrowings (excluding junior subordinated debentures) were $26.6 million at September 30, 2017, $27.6 million at June 30, 2017 and $30.4 million at September 30, 2016. The decrease in borrowings is due to scheduled payments. In November 2017, we repaid the outstanding balance of $23.3 million in full and we entered into a loan agreement with Frost Bank providing for a $30 million revolving line of credit on December 13, 2017.

Capital

•At September 30, 2017, we  were well capitalized under regulatory guidelines. At September 30, 2017, our ratio of total shareholders’ equity to total assets was 12.75% and our tangible equity to total tangible assets was 10.10%. Tangible equity to total tangible assets is a non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

•In November 2017, we completed our initial public offering of our common stock issuing 2,760,000 common shares at $26.00 per share.  Net proceeds are estimated to be $64.5 million.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.0 billion asset bank, offering commercial banking solutions to local small and mid-sized businesses and professionals in Houston, Beaumont and surrounding communities in southeast Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiaries. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy;  maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Final Prospectus filed pursuant to Rule 424(b)(4) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what its anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybanktx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Balance Sheet Data (at period end):

Loans, excluding loans held for sale	$2,199,478	$2,192,443	$2,217,656	$2,154,885	$2,169,307
Allowance for loan losses	(23,757)	(25,187)	(25,881)	(25,006)	(27,096)
Loans, net	2,175,721	2,167,256	2,191,775	2,129,879	2,142,211

Cash and due from banks	54,117	58,124	52,669	53,000	54,524
Interest‑bearing deposits at other financial institutions	294,461	249,049	219,686	329,103	324,768
Total cash and cash Equivalents	348,578	307,173	272,355	382,103	379,292

Securities	217,660	220,330	219,978	205,978	179,701
Premises and equipment, net	54,129	56,609	55,986	57,514	60,416
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	7,031	7,298	7,513	7,791	8,074
Repossessed real estate and other assets	1,136	1,435	1,179	1,861	2,530
Loans held for sale	466	559	675	613	727
Other assets	104,167	99,267	84,137	84,833	82,721
Total Assets	$2,989,838	$2,940,877	$2,914,548	$2,951,522	$2,936,622

Noninterest‑bearing deposits	$1,051,755	$1,030,865	$993,839	$1,025,425	$1,025,429
Interest‑bearing deposits	1,502,872	1,485,919	1,504,606	1,515,335	1,503,802
Total deposits	2,554,627	2,516,784	2,498,445	2,540,760	2,529,231

Note payable	24,357	25,464	26,571	27,679	28,786
Repurchase agreements	2,239	2,179	2,464	2,343	1,583
Junior subordinated debt	6,726	6,726	6,726	6,726	6,726
Other liabilities	20,768	17,760	16,699	16,377	17,778
Total Liabilities	2,608,717	2,568,913	2,550,905	2,593,885	2,584,104

Shareholders’ Equity	381,121	371,964	363,643	357,637	352,518
Total Liabilities and Shareholders’ Equity	$2,989,838	$2,940,877	$2,914,548	$2,951,522	$2,936,622

CBTX, INC. AND SUBSIDIARY

Condensed  Consolidated Statements of Income (Unaudited)

(In thousands)

	For the Three Months Ended					Year-to-Date
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
INTEREST INCOME
Interest and fees on loans	$27,129	$26,560	$25,953	$26,298	$26,121	$79,642	$77,425
Securities	1,334	1,353	1,303	1,055	973	3,990	2,746
Federal Funds and interest‑bearing deposits	1,106	813	742	658	601	2,661	1,769
Total Interest Income	29,569	28,726	27,998	28,011	27,695	86,293	81,940
INTEREST EXPENSE
Deposits	1,964	1,857	1,838	1,914	1,851	5,659	5,159
Repurchase agreements	2	1	2	2	-	5	3
Note payable	269	264	251	256	260	784	805
Junior subordinated debt	83	79	74	72	67	236	194
Total Interest Expense	2,318	2,201	2,165	2,244	2,178	6,684	6,161
NET INTEREST INCOME	27,251	26,525	25,833	25,767	25,517	79,609	75,779
PROVISION (RECAPTURE) FOR LOAN LOSS	(1,654)	(694)	960	650	1,225	(1,388)	3,925
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSS	28,905	27,219	24,873	25,117	24,292	80,997	71,854
NONINTEREST INCOME
Deposit account service charges	1,395	1,517	1,500	1,591	1,695	4,412	4,947
Net gain on sale of assets	828	339	364	1,282	107	1,531	640
Card interchange fees	803	877	832	830	837	2,512	2,522
Earnings on bank‑owned life insurance	459	335	326	276	339	1,120	1,016
Other	601	458	426	421	573	1,485	2,224
Total Noninterest Income	4,086	3,526	3,448	4,400	3,551	11,060	11,349
NONINTEREST EXPENSE
Salaries and employee benefits	11,829	11,299	11,424	11,181	10,997	34,552	33,058
Net occupancy expense	2,221	2,351	2,233	2,448	2,322	6,805	7,652
Regulatory fees	458	621	610	606	546	1,689	1,694
Data processing	662	651	642	623	621	1,955	1,861
Printing, stationery and office	348	370	347	444	395	1,065	1,094
Amortization of intangibles	267	271	278	283	290	816	884
Professional and director fees	606	706	625	680	615	1,937	1,801
Correspondent bank and customer related transaction expenses	67	78	74	77	82	219	243
Loan processing costs	115	133	72	192	77	320	317
Advertising, marketing and business development	266	508	179	219	173	953	570
Repossessed real estate and other asset expense	340	85	118	99	98	543	219
Security and protection expense	331	352	372	363	473	1,055	1,355
Other expenses	1,507	1,434	1,453	1,423	1,341	4,394	4,116
Total Noninterest Expense	19,017	18,859	18,427	18,638	18,030	56,303	54,864
NET INCOME BEFORE INCOME TAX EXPENSE	13,974	11,886	9,894	10,879	9,813	35,754	28,339
INCOME TAX EXPENSE	3,927	3,181	3,032	3,322	3,032	10,140	8,688
NET INCOME	$10,047	$8,705	$6,862	$7,557	$6,781	$25,614	$19,651

CBTX, INC. AND SUBSIDIARY

Financial Highlights  (Unaudited)

(In thousands, except per share data and percentages)

	At or for the Three Months Ended					Year-to-Date
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Profitability:
Net income	$10,047	$8,705	$6.862	$7,557	$6,781	$25,614	$19,651
Basic earnings per share	$0.46	$0.39	$0.31	$0.34	$0.31	$1.16	$0.89
Diluted earnings per share	$0.45	$0.39	$0.31	$0.34	$0.31	$1.16	$0.88

Return on average assets (1)	1.34%	1.20%	0.95%	1.02%	0.93%	1.17%	0.92%
Return on average shareholders’ Equity(1)	10.54%	9.46%	7.73%	8.47%	7.72%	9.25%	7.56%
Net interest margin – tax equivalent(1)	4.07%	4.08%	4.02%	3.87%	3.92%	4.05%	3.99%
Efficiency ratio(2)	60.69%	62.76%	62.93%	61.78%	62.03%	62.10%	62.97%

Liquidity and Capital Ratios:
Total shareholders’ equity to total assets	12.75%	12.65%	12.48%	12.12%	12.00%	12.75%	12.00%
Tangible equity to tangible assets(3)	10.10%	9.95%	9.74%	9.39%	9.25%	10.10%	9.25%
Common equity tier 1 capital Ratio	12.87%	12.00%	11.32%	11.52%	11.03%	12.87%	11.03%
Tier 1 leverage ratio	11.01%	10.39%	10.10%	9.78%	9.68%	11.01%	9.68%
Tier 1 risk‑based capital ratio	13.13%	12.26%	11.58%	11.78%	11.30%	13.13%	11.30%
Total risk‑based capital ratio	14.13%	13.33%	12.64%	12.85%	12.45%	14.13%	12.45%

Other Data:
Weighted average basic shares outstanding	22,063	22,062	22,062	21,933	21,871	22,062	22,067
Weighted average diluted shares outstanding	22,138	22,148	22,162	22,007	21,993	22,144	22,205
Common shares outstanding at period end	22,063	22,063	22,062	22,062	21,870	22,063	21,870
Dividends per share	$0.05	$0.05	$0.05	$0.05	$0.05	$0.15	$0.15
Book value per share	$17.27	$16.86	$16.48	$16.21	$16.12	$17.27	$16.12
Tangible book value per share(3)	$13.29	$12.86	$12.47	$12.19	$12.05	$13.29	$12.05
Employees – full-time equivalent	464	472	479	479	475	464	475

(1)Annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. See the table captioned “Non‑GAAP to GAAP Reconciliation.”

CBTX, INC. AND SUBSIDIARY

Net Interest Margin  (Unaudited)

(In thousands, except percentages)

	For the Three Months Ended
	9/30/17			6/30/17			9/30/16
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(1)
Assets
Interest‑earnings assets:
Total loans(2)	$2,191,016	$27,129	4.91%	$2,203,145	$26,560	4.84%	$2,149,917	$26,121	4.83%
Securities (available for sale and held to maturity)	223,132	1,334	2.37%	220,903	1,353	2.46%	176,699	973	2.19%
Federal funds sold and other interest‑earning assets	284,334	927	1.29%	228,393	637	1.12%	309,939	431	0.55%
Nonmarketable equity securities	14,695	179	4.83%	14,691	176	4.81%	14,682	170	4.61%
Total interest‑earning assets	2,713,177	$29,569	4.32%	2,667,132	$28,726	4.32%	2,651,237	$27,695	4.16%
Allowance for loan losses	(25,316)			(26,439)			(26,957)
Noninterest‑earnings assets	290,767			274,421			278,623
Total assets	$2,978,628			$2,915,114			$2,902,903
Liabilities and Shareholders’ Equity
Interest‑bearing liabilities:
Interest‑bearing deposits	$1,501,732	$1,964	0.52%	$1,478,578	$1,857	0.50%	$1,473,177	$1,851	0.50%
Repurchase agreements	2,404	2	0.33%	2,356	1	0.17%	1,478	—	—%
Note payable	24,742	269	4.31%	25,841	264	4.10%	29,171	260	3.55%
Junior subordinated debt	10,826	83	3.04%	10,826	79	2.93%	10,826	67	2.46%
Total interest‑bearing liabilities	1,539,704	$2,318	0.60%	1,517,601	$2,201	0.58%	1,514,652	$2,178	0.57%
Noninterest‑bearing liabilities:
Noninterest‑bearing deposits	1,041,731			1,010,824			1,020,446
Other liabilities	18,844			17,564			18,559
Total noninterest‑bearing liabilities	1,060,575			1,028,388			1,039,005
Shareholders’ equity	378,349			369,125			349,246
Total liabilities and shareholders’ equity	$2,978,628			$2,915,114			$2,902,903
Net interest income		$27,251			$26,525			$25,517
Net interest rate spread(3)			3.73%			3.74%			3.58%
Net interest margin(4)			3.98%			3.99%			3.83%
Net interest margin—tax equivalent(5)			4.07%			4.08%			3.92%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $1.0 million, $770 thousand and $1.0 million for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $1.1 million, $585 thousand and $1.1 million for the three months ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively, has been computed using a federal income tax rate of 35%.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin  (Unaudited)

(In thousands, except percentages)

	For the Nine Months Ended September 30,
	2017			2016
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Earned/ Interest Paid	Average Yield/ Rate(1)
Assets
Interest‑earnings assets:
Total loans(2)	$2,190,975	$79,642	4.86%	$2,127,840	$77,425	4.86%
Securities (available for sale and held to maturity)	220,396	3,990	2.42%	161,643	2,746	2.27%
Federal funds sold and other interest‑earning assets	257,628	2,110	1.10%	297,283	1,239	0.56%
Nonmarketable equity securities	14,690	551	5.01%	14,684	530	4.82%
Total interest‑earning assets	2,683,689	$86,293	4.30%	2,601,450	$81,940	4.21%
Allowance for loan losses	(25,719)			(26,648)
Noninterest‑earnings assets	280,139			278,191
Total assets	$2,938,109			$2,852,993
Liabilities and Shareholders’ Equity
Interest‑bearing liabilities:
Interest‑bearing deposits	$1,497,845	$5,659	0.51%	$1,436,507	$5,159	0.48%
Repurchase agreements	2,409	5	0.28%	1,838	3	0.22%
Note payable	25,841	784	4.06%	30,147	805	3.57%
Junior subordinated debt	10,826	236	2.91%	10,826	194	2.39%
Total interest‑bearing liabilities	1,536,921	$6,684	0.58%	1,479,318	$6,161	0.56%
Noninterest‑bearing liabilities:
Noninterest‑bearing deposits	1,012,952			1,008,665
Other liabilities	18,080			17,850
Total noninterest‑bearing liabilities	1,031,032			1,026,515
Shareholders’ equity	370,156			347,160
Total liabilities and shareholders’ equity	$2,938,109			$2,852,993
Net interest income		$79,609			$75,779
Net interest spread(3)			3.72%			3.65%
Net interest margin(4)			3.97%			3.89%
Net interest margin—tax equivalent(5)			4.05%			3.99%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $853 thousand and $1.0 million for the nine months ended September 30, 2017 and 2016, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment of $1.8 million and $1.8 million for the nine months ended September 30, 2017 and 2016, respectively, has been computed using a federal income tax rate of 35%.

CBTX, INC. AND SUBSIDIARY

Yield Trend  (Unaudited)

	Three Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Yield Trend - Annualized:
Interest‑earnings assets:
Total loans	4.91%	4.84%	4.83%	4.80%	4.83%
Securities (available for sale and held to maturity)	2.37%	2.46%	2.43%	2.18%	2.19%
Federal funds sold and other interest‑earning assets	1.29%	1.12%	0.87%	0.60%	0.55%
Nonmarketable equity securities	4.83%	4.81%	5.33%	4.66%	4.61%
Total interest‑earning assets	4.32%	4.32%	4.26%	4.11%	4.16%

Interest‑bearing liabilities:
Interest‑bearing deposits	0.52%	0.50%	0.49%	0.50%	0.50%
Repurchase agreements	0.33%	0.17%	0.33%	0.18%	—%
Note payable	4.31%	4.10%	3.78%	3.63%	3.55%
Junior subordinated debt	3.04%	2.93%	2.77%	2.65%	2.46%
Total interest‑bearing liabilities	0.60%	0.58%	0.57%	0.57%	0.57%

Net interest spread(1)	3.73%	3.74%	3.69%	3.54%	3.58%
Net interest margin(2)	3.98%	3.99%	3.93%	3.78%	3.83%
Net interest margin—tax equivalent(3)	4.07%	4.08%	4.02%	3.87%	3.92%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)To make pre‑tax income and resultant yields on tax‑exempt investments and loans comparable to those on taxable investments and loans, a tax equivalent adjustment has been computed using a federal income tax rate of 35%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	Three Months Ended
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Average Outstanding Balances:

Interest‑earnings assets:
Total loans(1)	$2,191,016	$2,203,145	$2,178,626	$2,179,862	$2,149,917
Securities (available for sale and held to maturity)	223,132	220,903	217,086	192,938	176,699
Federal funds sold and other interest‑earning assets	284,334	228,393	257,152	320,955	309,939
Nonmarketable equity securities	14,695	14,691	14,685	14,683	14,682
Total interest‑earning assets	2,713,177	2,667,132	2,667,549	2,708,438	2,651,237
Allowance for loan losses	(25,316)	(26,439)	(25,419)	(27,357)	(26,957)
Noninterest‑earnings assets	290,767	274,421	273,437	278,850	278,623
Total assets	$2,978,628	$2,915,114	$2,915,567	$2,959,931	$2,902,903

Interest‑bearing liabilities:
Interest‑bearing deposits	$1,501,732	$1,478,578	$1,513,348	$1,524,262	$1,473,177
Repurchase agreements	2,404	2,356	2,468	2,155	1,478
Note payable	24,742	25,841	26,965	28,064	29,171
Junior subordinated debt	10,826	10,826	10,826	10,826	10,826
Total interest‑bearing liabilities	1,539,704	1,517,601	1,553,607	1,565,307	1,514,652
Noninterest‑bearing liabilities:
Noninterest‑bearing deposits	1,041,731	1,010,824	985,690	1,015,577	1,020,446
Other liabilities	18,844	17,564	16,421	24,139	18,559
Total noninterest‑bearing liabilities	1,060,575	1,028,388	1,002,111	1,039,716	1,039,005
Shareholders’ equity	378,349	369,125	359,849	354,908	349,246
Total liabilities and shareholders’ equity	$2,978,628	$2,915,114	$2,915,567	$2,959,931	$2,902,903

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	9/30/17		6/30/17		3/31/17		12/31/16			9/30/16

Loan Portfolio:

Commercial and industrial	$548,870	24.9%	$535,116	24.4%	$524,201	23.6%		$511,554	23.7%	$518,138	23.8%

Real estate:
Commercial real estate	689,501	31.3%	690,044	31.4%	723,253	32.5%		697,794	32.3%	692,938	31.9%
Construction and development	424,489	19.3%	433,966	19.8%	522,508	23.5%		491,626	22.8%	486,127	22.3%
1-4 family residential	246,564	11.2%	240,073	10.9%	237,218	10.7%		236,882	11.0%	235,797	10.8%
Multi-family residential	211,219	9.6%	208,222	9.5%	124,246	5.6%		133,210	6.2%	140,403	6.5%
				%		%			%
Consumer	42,772	1.9%	41,130	1.9%	41,326	1.9%		39,694	1.8%	38,682	1.8%
Agriculture	11,424	0.5%	10,650	0.4%	10,217	0.4%		11,106	0.5%	13,994	0.6%
Other	29,684	1.3%	38,237	1.7%	39,869	1.8%		38,180	1.7%	49,113	2.3%
Total gross loans	2,204,523	100.0%	2,197,438	100.0%	2,222,838	100.0%		2,160,046	100.0%	2,175,192	100.0%
Less deferred loan fees and unearned discounts	(4,579)		(4,436)		(4,507)			(4,548)		(5,158)
Less allowance for loan loss	(23,757)		(25,187)		(25,881)			(25,006)		(27,096)
Less loans held for sale	(466)		(559)		(675)			(613)		(727)
Loans, net	$2,175,721		$2,167,256		$2,191,775			$2,129,879		$2,142,211

Deposits:

Interest-bearing demand deposits	$340,627	13.3%	$343,826	13.7%	$355,235	14.2%	%	359,560	14.2%	$315,064	12.5%
Money market accounts	726,903	28.5%	698,546	27.7%	714,863	28.6%	%	731,942	28.8%	760,835	30.1%
Savings accounts	88,613	3.5%	88,083	3.5%	88,360	3.5%	%	85,927	3.4%	86,219	3.4%
Certificates and other deposits greater than $100,000	179,777	7.0%	182,143	7.2%	171,147	6.9%	%	179,621	7.1%	182,193	7.2%
Certificates and other deposits less than $100,000	166,952	6.5%	173,321	6.9%	175,001	7.0%	%	158,285	6.2%	159,491	6.3%
Total interest-bearing deposits	1,502,872	58.8%	1,485,919	59.0%	1,504,606	60.2%		1,515,335	59.7%	1,503,802	59.5%
Noninterest- bearing deposits	1,051,755	41.2%	1,030,865	41.0%	993,839	39.8%		1,025,425	40.3%	1,025,429	40.5%
Total deposits	$2,554,627	100.0%	$2,517,784	100.0%	$2,498,445	100.0%		$2,540,760	100.0%	$2,529,231	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands)

	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Nonaccrual loans (at period end):
Commercial and industrial	$2,444	$2,348	$2,040	$2,318	$5,907
Real estate:
Commercial real estate	5,038	4,964	2,317	2,118	3,795
Construction and development	265	362	414	458	565
1-4 family residential	844	578	1,283	1,302	984
Multi-family residential	1	3	5	7	9
Consumer	—	—	—	—	—
Agriculture	—	—	6	36	93
Other	—	—	—	—	—
Total nonaccrual loans	$8,592	$8,255	$6,065	$6,239	$11,353

Nonperforming assets (at period end):
Nonaccrual loans	$8,592	$8,255	$6,065	$6,239	11,353
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	8,592	8,255	6,065	6,239	11,353
Foreclosed assets, including other real estate:
Commercial real estate, construction and development, land and land development	729	1,018	1,179	1,078	1,699
Residential real estate	407	417	—	—	29
Other	—	—	—	783	802
Total foreclosed assets	1,136	1,435	1,179	1,861	2,530
Total nonperforming assets	$9,728	$9.690	$7,244	$8,100	$13,883

Allowance for Loan Losses (at period end):
Commercial and industrial	$7,194	$8,466	$7,746	$6,409	$7,058
Real estate:
Commercial real estate	9,640	10,000	10,507	10,770	7,061
Construction and development	3,364	3,313	4,145	4,598	4,889
1-4 family residential	1,282	1,138	1,111	1,286	2,099
Multi-family residential	1,360	1,341	800	916	955
Consumer	626	599	615	353	348
Agriculture	69	64	63	79	97
Other	222	266	894	595	4,589
Total allowance for loan losses	$23,757	$25,187	$25,881	$25,006	$27,096

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.33%	0.33%	0.25%	0.27%	0.47%
Nonperforming loans to total loans	0.39%	0.38%	0.27%	0.29%	0.52%
Allowance for loan losses to nonperforming loans	276.50%	305.11%	426.73%	400.80%	238.67%
Allowance for loan losses to total loans	1.08%	1.15%	1.17%	1.16%	1.25%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands)

	For the Three Months Ended					Year-to-Date
	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16	9/30/17	9/30/16
Analysis of Allowance for Loan Losses:

Allowance for loan losses at beginning of period	$25,187	$25,881	$25,006	$27,096	$26,716	$25,006	$25,315

Provision (recapture) for loan losses	(1,654)	(694)	960	650	1,225	(1,388)	3,925

Net charge-offs (recoveries):
Commercial and industrial	(205)	(66)	117	2,748	573	(154)	1,126
Real estate:
Commercial real estate	(2)	(2)	(3)	(64)	(1)	(7)	545
Construction and development	—	—	—	—	—	—	—
1-4 family residential	(2)	(8)	(2)	(1)	(2)	(12)	(2)
Multi-family residential	—	—	—	—	—	—	—
Consumer	(4)	90	(27)	(2)	2	59	234
Agriculture	(11)	(6)	—	—	273	(17)	241
Other	—	(8)	—	59	—	(8)	—
Total net charge-offs (recoveries)	(224)	—	85	2,740	845	(139)	2,144

Allowance for loan losses at end of period	$23,757	$25,187	$25,881	$25,006	$27,096	$23,757	$27,096

Net charge‑offs (recoveries) to average loans - annualized	(0.04)%	0.00%	0.02%	0.50%	0.16%	(0.01)%	0.13%

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate (1) tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and (2) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share. We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets. We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share,  tangible book value per share, tangible equity to tangible assets and shareholders equity to total assets:

	9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Tangible Equity:
Total shareholders’ equity	$381,121	$371,964	$363,643	$357,637	$352,518
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	7,031	7,298	7,513	7,791	8,074
Tangible equity	$293,140	$283,716	$275,180	$268,896	$263,494
Tangible Assets:
Total assets	$2,989,838	$2,940,877	$2,914,548	$2,951,522	$2,936,622
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	7,031	7,298	7,513	7,791	8,074
Tangible assets	$2,901,857	$2,852,629	$2,826,085	$2,862,781	$2,847,598

Common shares outstanding	22,063	22,063	22,062	22,062	21,870

Book value per share	$17.27	$16.86	$16.48	$16.21	$16.12
Tangible book value per share	$13.29	$12.86	$12.47	$12.19	$12.05

Total shareholders’ equity to total assets	12.75%	12.65%	12.48%	12.12%	12.00%
Tangible equity to tangible assets	10.10%	9.95%	9.74%	9.39%	9.25%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com